UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  August 10, 2005

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QUIPP, INC.

(Exact Name of Registrant as Specified in Charter)

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Florida	0-14870	59-2306191
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

4800 NW 157th Street, Miami, Florida 33014

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (305) 623-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement

The description of the Share Purchase Agreement under which we acquired the outstanding stock of Newstec, Inc., a Massachusetts corporation (“Newstec”), is contained in Item 2.01 and is incorporated herein by reference.

In connection with our acquisition of Newstec, we entered into an employment agreement with John F. Connors, III on August 10, 2005. Under the agreement, Mr. Connors will serve initially as our Vice President – Corporate Development and as President of Newstec and in such other positions as our Board of Directors determines. The agreement is for an initial term of three years and may be extended by the Company, for one or more additional three-year terms upon notice given at least one year prior to the then-applicable expiration date.

Under the agreement, we will pay Mr. Connors an annual base salary at the minimum rate of $200,000, subject to such upward adjustment as the Board may determine after the second anniversary of the date of the agreement. In addition, Mr. Connors will be eligible for a discretionary annual bonus under Quipp’s Management Incentive Plan. Mr. Connors will be entitled to a minimum annual bonus of $15,000 with respect to each of the first two annual bonuses awarded to him. Mr. Connors will also be entitled to participate in our medical and similar programs.

In the event Mr. Connors’ employment is terminated by us without Cause (as defined in the agreement), and Mr. Connors provides us with a general release as specified in the agreement, he will be entitled to receive, in addition to any earned but unpaid compensation, an amount equal to his base salary for the balance of the then existing term of the agreement, payable in accordance with our normal payroll practices (the “Salary Continuation Payments”). Such amounts will also be payable to Mr. Connors if he terminates his employment as a result of a significant diminution in his duties and responsibilities from those initially contemplated in the agreement or a material breach of the agreement by the Company. The agreement also contains certain non-competition and non-solicitation provisions. The restrictions under these provisions will remain in effect until the last to occur of (i) August 10, 2010, (ii) two years after the date of Mr. Connors’ termination of employment, or (iii) two years after any Salary Continuation Payments end. In addition, Mr. Connors agreed to certain confidentiality provisions.

The description of Mr. Connors employment agreement contained herein is qualified in its entirety by reference to the full text of the employment agreement, a copy of which is filed with this Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.01.

Completion of Acquisition or Disposition of Assets

On August 10, 2005, we entered into a Share Purchase Agreement (the “Purchase Agreement”) with the shareholders of Newstec under which we acquired all of the outstanding stock of Newstec. Prior to our execution of the Purchase Agreement, Newstec was a privately held manufacturer whose principal products have been remanufactured inserters and inserter PC control software. Under the Purchase Agreement, we paid $4,025,000 in cash (subject to a potential post-closing adjustment) , and agreed to a contingent payment obligation of up to $650,000 payable in shares of our common stock (the “Earn Out”) if certain events occur. Specifically, of the $650,000, (i) $250,000 will be paid if Newstec’s 2005 revenues equal at least $9,294,000 (proportionately lower amounts will be paid if such revenues are less than $9,294,000 but no less than $7,435,000); (ii) $250,000 will be paid if Newstec’s 2005 EBITDA (as defined in the Purchase Agreement) is at least $787,000 (proportionately lower amounts will be paid if such EBITDA is less than $787,000 but no less than $630,000); and (iii) an additional $150,000 will be paid if, prior to December 31, 2006, Newstec recognizes revenue of at least $1,800,000 (the “Target Revenue”) from a specified contract. For purposes of computing the number of shares to be delivered, the price per share of our stock will be based on the average of the closing prices of our stock during a period of 20 consecutive trading days ending on the tenth trading day in 2006 (with respect to (i) and (ii) above) and the 20 consecutive trading days preceding the date the Target Revenue is achieved (with respect to (iii) above).

In addition, the Purchase Agreement contains customary representations and warranties and covenants and requires Newstec’s former shareholders to indemnify us for breaches of the Purchase Agreement and certain liabilities of Newstec, subject to certain limitations and conditions. The sum of $400,000 in cash and, on the date(s) that any amounts become due and payable under the Earn Out, up to $200,000 in shares of our common stock, will be held in escrow as security for any indemnification claims we may have under the Purchase Agreement. These amounts will be held in escrow for a period not to exceed 18 months from the date of the Purchase Agreement.

Simultaneously with the closing, Newstec’s executives, John F. Connors, III and Terrence B. Connors, each entered into employment agreements with us. See Item 1.01 for a description of John F. Connors, III’s employment agreement.

The description of the Purchase Agreement contained herein is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K.

Item 9.01

Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements required to be filed under this item are not included in this report. The financial statements will be filed by amendment to this report no later than 71 calendar days after the date this report is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required to be filed under this item is not included in this report. The pro forma financial information will be filed by amendment to this report no later than 71 calendar days after the date this report is required to be filed.

(c) Exhibits

Exhibit No.	Description

2.1	Share Purchase Agreement dated August 10, 2005 by and among Quipp, Inc. and John F. Connors III and Terence B. Connors.

Schedules to the Share Purchase Agreement are identified in the Table of Contents of the Share Purchase Agreement. In accordance with Item 601(b)(2) of Regulation S-K, schedules are omitted. We agree to furnish supplementally a copy of any omitted schedules to the Commission upon request.

We agree to furnish supplementally a copy of any omitted schedules to the Commission upon request.

99.1	Employment Agreement dated August 10, 2005 between Quipp, Inc. and John F. Connors III.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIPP, INC.
(Registrant)

By:	/s/ MICHAEL S. KADY
Michael S. Kady President and Chief Executive Officer

Dated:  August 16, 2005

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share Purchase Agreement dated August 10, 2005 by and among Quipp, Inc. and John F. Connors III and Terence B. Connors.

Schedules to the Share Purchase Agreement are identified in the Table of Contents of the Share Purchase Agreement. In accordance with Item 601(b)(2) of Regulation S-K, schedules are omitted. We agree to furnish supplementally a copy of any omitted schedules to the Commission upon request.

We agree to furnish supplementally a copy of any omitted schedules to the Commission upon request.

99.1	Employment Agreement dated August 10, 2005 between Quipp, Inc. and John F. Connors III.